Exhibit 99.1

News Release

JLL Reports Strong Second-Quarter 2017
Revenue increase of 14 percent and diluted EPS of $1.71 reflect notable progress toward achieving growth strategy
CHICAGO, August 2, 2017 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported diversified revenue increases and strong operating results for the second quarter of 2017, resulting in diluted earnings per share of $1.71 and adjusted diluted earnings per share1 of $1.82.

•	Revenue up 14 percent to $1.8 billion; fee revenue[1] up 14 percent to $1.5 billion

–	Broad-based Real Estate Services revenue growth, balanced organic and M&A

–	Robust leasing and capital markets performance against solid market fundamentals

–	Corporate Solutions revenue growth fueled by M&A and cross-selling success

•	Margins reflect organic growth more than offset by anticipated decline in LaSalle incentive fees and ongoing M&A integration

•	Operating cash flows strengthened, driven by improved working capital management

•	Issuance of €350 million fixed-rate senior unsecured notes extends debt maturity profile at favorable rates
CEO Comment:
"Broad-based revenue growth supported by healthy conditions in key markets globally contributed to a strong second quarter at JLL," said Christian Ulbrich, CEO. "We remain positive entering the second half of the year given our progress on strategic initiatives and underlying operating momentum."

Summary Financial Results	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions, except per share data)	2017	2016	2017	2016

Revenue	$1,835	$1,604	$3,450	$2,940
Fee Revenue[1]	1,533	1,343	2,893	2,464
Net Income	78	79	89	105
Adjusted Net Income[1]	83	88	104	125

Diluted Earnings per Share	$1.71	$1.73	$1.95	$2.30
Adjusted Diluted Earnings per Share[1]	$1.82	$1.93	$2.27	$2.75

Adjusted EBITDA[1]	$158	$160	$232	$245
Adjusted EBITDA, Real Estate Services	136	113	190	163
Adjusted EBITDA, LaSalle	22	47	42	82
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.

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JLL Reports Strong Second-Quarter 2017 - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$475.7	$415.4	15%	15%
Capital Markets & Hotels	235.1	220.0	7	10
Capital Markets & Hotels Fee Revenue[1]	228.4	217.3	5	8
Property & Facility Management	572.0	405.2	41	47
Property & Facility Management Fee Revenue[1]	420.6	295.0	43	49
Project & Development Services	318.5	303.5	5	7
Project & Development Services Fee Revenue[1]	174.6	155.5	12	14
Advisory, Consulting and Other	160.6	132.5	21	24
Real Estate Services (“RES”) revenue	$1,761.9	$1,476.6	19%	22%
LaSalle	72.8	127.0	(43)	(41)
Total revenue	$1,834.7	$1,603.6	14%	17%
Gross contract costs	(295.3)	(258.2)	14	18
Net non-cash MSR and mortgage banking derivative activity	(6.7)	(2.7)	n.m.	n.m.
Total fee revenue	$1,532.7	$1,342.7	14%	17%
RES fee revenue	$1,459.9	$1,215.7	20%	23%
Operating income	$104.3	$113.9	(8)%	(10)%
Equity earnings	$14.5	$9.2	58%	58%
Adjusted EBITDA	$158.2	$159.8	(1)%	(2)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

Consolidated Second-Quarter 2017 Performance Highlights:

•
Consolidated revenue was $1.8 billion and consolidated fee revenue was $1.5 billion, both representing increases of 17 percent against the prior-year quarter. Revenue growth was broad-based across RES segments and reflects expansion of both transactional and annuity businesses. Organic expansion accounted for 43 percent of the RES fee revenue increase, with the balance from acquisitions completed after the second quarter of 2016.

•
Consolidated operating expenses were $1.7 billion, compared with $1.5 billion in the prior year, and Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.4 billion, compared with $1.2 billion last year, both increases of 20 percent as compared to 2016. The expense growth reflected continued expansion of annuity businesses, most notably through our August 2016 acquisition of Integral UK Ltd. (“Integral”), as well as continued increases to investments in data, technology and people.

•
LaSalle reported continued solid annuity revenue performance. Incentive fees were down $48.5 million compared to the prior-year period as 2016 had outsized incentive fees relating to asset sales within maturing funds, timed to provide superior risk-adjusted return to our clients. LaSalle's results also reflect notable equity earnings, primarily from net valuation increases across our co-investment portfolio.

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JLL Reports Strong Second-Quarter 2017 - Page 3

•
Net income attributable to common shareholders was $78.2 million compared with $78.8 million last year. Adjusted EBITDA was $158.2 million, compared with $159.8 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 10.3 percent in USD (10.0 percent in local currency), compared with 11.9 percent last year. The results reflect the anticipated decline in LaSalle incentive fees as well as ongoing M&A integration.

Diluted earnings per share were $1.71, compared with $1.73 last year. Adjusted diluted earnings per share were $1.82, compared with $1.93 in 2016.
Balance Sheet and Net Interest Expense:

•	Total net debt was $1.3 billion as of June 30, 2017, a decrease of $121.0 million from last quarter, primarily reflecting business performance and ongoing improved working capital management.

•
The issuance of €350.0 million long-term debt increased the balance of our fixed to variable-rate debt as well as extended our maturity profile. The debt issuance included €175.0 million of 1.96 percent, 10-year notes due 2027 and €175.0 million of 2.21 percent, 12-year notes due 2029. Proceeds were used to reduce outstanding borrowings on our Credit facility.

•
Net interest expense for the second quarter was $14.6 million, up from $10.9 million in 2016. Nearly half of the year-over-year increase was due to a higher effective interest rate on our Facility, 2.0 percent this quarter as compared with 1.5 percent last year. An increase in average borrowings from $941.5 million in the second quarter of 2016 to $1,302.8 million in the current quarter, driven by nearly $460 million in acquisition-related payments over the last 12 months, also contributed to the increase in net interest expense.

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JLL Reports Strong Second-Quarter 2017 - Page 4

Consolidated ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$850.8	$735.2	16%	17%
Capital Markets & Hotels	425.9	389.7	9	13
Capital Markets & Hotels Fee Revenue[1]	421.9	390.3	8	11
Property & Facility Management	1,114.9	796.2	40	47
Property & Facility Management Fee Revenue[1]	833.8	581.2	43	50
Project & Development Services	601.3	549.4	9	12
Project & Development Services Fee Revenue[1]	329.1	286.9	15	16
Advisory, Consulting and Other	296.0	242.4	22	25
RES revenue	$3,288.9	$2,712.9	21%	25%
LaSalle	161.0	227.5	(29)	(27)
Total revenue	$3,449.9	$2,940.4	17%	21%
Gross contract costs	(553.3)	(477.5)	16	21
Net non-cash MSR and mortgage banking derivative activity	(4.0)	0.6	n.m.	n.m.
Total fee revenue	$2,892.6	$2,463.5	17%	21%
RES fee revenue	$2,731.6	$2,236.0	22%	25%
Operating income	$126.6	$143.3	(12)%	(17)%
Equity earnings	$20.1	$22.2	(9)%	(9)%
Adjusted EBITDA	$232.1	$244.8	(5)%	(7)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Second-Quarter 2017 - Page 5

Business Segment Performance Highlights

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$361.9	$300.0	21%	21%
Capital Markets & Hotels	104.3	91.2	14	15
Capital Markets & Hotels Fee Revenue[1]	97.6	88.5	10	11
Property & Facility Management	173.2	167.4	3	4
Property & Facility Management Fee Revenue[1]	134.5	127.4	6	6
Project & Development Services	94.9	79.2	20	20
Project & Development Services Fee Revenue[1]	89.7	75.8	18	18
Advisory, Consulting and Other	57.5	35.1	64	64
Total revenue	$791.8	$672.9	18%	18%
Gross contract costs	(43.9)	(43.4)	1	3
Net non-cash MSR and mortgage banking derivative activity	(6.7)	(2.7)	n.m.	n.m.
Total fee revenue	$741.2	$626.8	18%	18%
Operating income	$75.0	$50.6	48%	48%
Equity earnings	$0.2	$0.4	(50)%	(50)%
Adjusted EBITDA	$91.8	$66.2	39%	39%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

Americas Second-Quarter 2017 Performance Highlights:

•
Total revenue was $791.8 million and fee revenue was $741.2 million, both representing an 18 percent increase compared with 2016. Over 70 percent of fee revenue growth was from organic expansion and also was highlighted by leasing performance in the U.S., specifically in the New York, Northwest and Florida markets. The increase in Project & Development Services revenue was Corporate Solutions-focused reflecting expansion of existing client mandates and new wins. Growth in Advisory, Consulting and Other was a result of recent acquisitions, including our new U.S. valuations platform and Technology Solutions from BRG.

•
Operating expenses were $716.8 million, up 15 percent from $622.3 million in 2016. Fee-based operating expenses, excluding restructuring and acquisition charges, were $672.9 million, up 16 percent from $578.9 million in 2016.

•
Operating income was $75.0 million, up 48 percent from $50.6 million last year. Adjusted EBITDA was $91.8 million, compared with $66.2 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 12.4 percent in USD and local currency, compared with 10.6 percent last year. The increase in Adjusted EBITDA margin was driven by the notable revenue growth discussed above, partially offset by continued increases to investments in data, technology and people.

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JLL Reports Strong Second-Quarter 2017 - Page 6

Americas Real Estate Services ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$658.0	$549.0	20%	20%
Capital Markets & Hotels	203.5	169.8	20	20
Capital Markets & Hotels Fee Revenue[1]	199.5	170.4	17	17
Property & Facility Management	355.0	344.7	3	3
Property & Facility Management Fee Revenue[1]	276.9	258.7	7	7
Project & Development Services	187.9	146.2	29	28
Project & Development Services Fee Revenue[1]	175.0	140.0	25	25
Advisory, Consulting and Other	110.2	66.7	65	65
Total revenue	$1,514.6	$1,276.4	19%	19%
Gross contract costs	(91.0)	(92.2)	(1)	—
Net non-cash MSR and mortgage banking derivative activity	(4.0)	0.6	n.m.	n.m.
Total fee revenue	$1,419.6	$1,184.8	20%	20%
Operating income	$112.5	$83.0	36%	36%
Equity earnings	$0.4	$0.7	(43)%	(43)%
Adjusted EBITDA	$155.4	$120.8	29%	29%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Second-Quarter 2017 - Page 7

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$65.7	$64.6	2%	7%
Capital Markets & Hotels	96.2	93.4	3	10
Property & Facility Management	208.1	80.0	n.m.	n.m.
Property & Facility Management Fee Revenue[1]	161.4	59.3	n.m.	n.m.
Project & Development Services	160.0	183.8	(13)	(10)
Project & Development Services Fee Revenue[1]	53.4	56.3	(5)	(1)
Advisory, Consulting and Other	62.4	59.5	5	11
Total revenue	$592.4	$481.3	23%	32%
Gross contract costs	(153.3)	(148.2)	3	10
Total fee revenue	$439.1	$333.1	32%	42%
Operating income	$9.0	$15.5	(42)%	(55)%
Equity earnings	$—	$—	—%	—%
Adjusted EBITDA	$20.1	$23.2	(13)%	(18)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

EMEA Second-Quarter 2017 Performance Highlights:

•
EMEA revenue was $592.4 million and fee revenue was $439.1 million, reflecting increases of 32 percent and 42 percent, respectively, from last year. Revenue expansion compared with 2016 was driven by Property & Facility Management, the result of incremental fee revenue from Integral. Solid growth in Capital Markets & Hotels together with Leasing performance across a number of countries, notably Germany, also contributed to the results.

•
Operating expenses were $583.4 million, up 35 percent from $465.8 million in 2016. Fee-based operating expenses, excluding restructuring and acquisition charges, were $430.1 million, up 46 percent from $317.6 million last year, due to incremental fee-based operating expenses relating to Integral.

•
Operating income was $9.0 million, compared with $15.5 million in the prior year. Adjusted EBITDA was $20.1 million, compared with $23.2 million last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 4.6 percent in USD (4.0 percent in local currency), compared with 7.0 percent last year. The decline in profitability primarily reflects a shift in service mix associated with the continued integration of Integral together with continued increases to investments in data, technology and people.

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JLL Reports Strong Second-Quarter 2017 - Page 8

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$114.0	$108.1	5%	12%
Capital Markets & Hotels	159.2	158.0	1	9
Property & Facility Management	406.3	152.3	n.m.	n.m.
Property & Facility Management Fee Revenue[1]	318.5	111.5	n.m.	n.m.
Project & Development Services	301.6	323.9	(7)	(2)
Project & Development Services Fee Revenue[1]	96.3	103.6	(7)	(2)
Advisory, Consulting and Other	110.8	108.4	2	10
Total revenue	$1,091.9	$850.7	28%	39%
Gross contract costs	(293.1)	(261.1)	12	21
Total fee revenue	$798.8	$589.6	35%	48%
Operating loss	$(20.4)	$(0.3)	n.m.	n.m.
Equity losses	$—	$(0.1)	100%	100%
Adjusted EBITDA	$0.9	$15.6	(94)%	n.m.
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Second-Quarter 2017 - Page 9

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$48.1	$50.8	(5)%	(5)%
Capital Markets & Hotels	34.6	35.4	(2)	(2)
Property & Facility Management	190.7	157.8	21	21
Property & Facility Management Fee Revenue[1]	124.7	108.3	15	16
Project & Development Services	63.6	40.5	57	58
Project & Development Services Fee Revenue[1]	31.5	23.4	35	35
Advisory, Consulting and Other	40.7	37.9	7	8
Total revenue	$377.7	$322.4	17%	18%
Gross contract costs	(98.1)	(66.6)	47	47
Total fee revenue	$279.6	$255.8	9%	10%
Operating income	$17.5	$19.1	(8)%	(10)%
Equity earnings (losses)	$0.6	$(0.1)	n.m.	n.m.
Adjusted EBITDA	$23.8	$23.2	3%	1%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

Asia Pacific Second-Quarter 2017 Performance Highlights:

•
Asia Pacific revenue was $377.7 million, an increase of 18 percent from 2016; fee revenue was $279.6 million, an increase of 10 percent from last year. Approximately 75 percent of the fee revenue increase was from organic expansion. Growth was most prominent in our Property & Facility Management and Project & Development Services annuity businesses and was geographically led by Greater China, Australia and India.

•
Operating expenses were $360.2 million, up 19 percent from $303.3 million last year. Fee-based operating expenses, excluding restructuring and acquisition charges, were $262.1 million, up 11 percent from $236.7 million last year. The increase in expenses correlated with the revenue growth.

•
Operating income was $17.5 million, compared with $19.1 million in 2016. Adjusted EBITDA was $23.8 million, compared with $23.2 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 8.5 percent in USD (8.3 percent in local currency), compared with 9.1 percent last year, and primarily reflects a service mix shift towards annuity businesses.

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JLL Reports Strong Second-Quarter 2017 - Page 10

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Leasing	$78.8	$78.1	1%	2%
Capital Markets & Hotels	63.2	61.9	2	2
Property & Facility Management	353.6	299.2	18	18
Property & Facility Management Fee Revenue[1]	238.4	211.0	13	13
Project & Development Services	111.8	79.3	41	41
Project & Development Services Fee Revenue[1]	57.8	43.3	33	33
Advisory, Consulting and Other	75.0	67.3	11	11
Total revenue	$682.4	$585.8	16%	17%
Gross contract costs	(169.2)	(124.2)	36	36
Total fee revenue	$513.2	$461.6	11%	11%
Operating income	$21.8	$17.9	22%	16%
Equity earnings	$1.4	$—	n.m.	n.m.
Adjusted EBITDA	$33.7	$26.2	29%	25%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

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JLL Reports Strong Second-Quarter 2017 - Page 11

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Advisory Fees	$64.4	$66.4	(3)%	—%
Transaction Fees & Other	5.0	8.7	(43)	(41)
Incentive Fees	3.4	51.9	(93)	(93)
Total revenue	$72.8	$127.0	(43)%	(41)%
Operating income	$8.2	$38.9	(79)%	(78)%
Equity earnings	$13.7	$8.9	54%	55%
Adjusted EBITDA	$22.6	$47.4	(52)%	(51)%

LaSalle ($ in millions, “LC” = local currency)	Six Months Ended June 30,		% Change in USD	% Change in LC
	2017	2016
Advisory Fees	$127.0	$128.6	(1)%	2%
Transaction Fees & Other	18.7	32.9	(43)	(42)
Incentive Fees	15.3	66.0	(77)	(76)
Total revenue	$161.0	$227.5	(29)%	(27)%
Operating income	$22.6	$60.5	(63)%	(60)%
Equity earnings	$18.3	$21.6	(15)%	(15)%
Adjusted EBITDA	$42.2	$82.5	(49)%	(47)%
Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (1) following the Financial Statements in this news release.

LaSalle Second-Quarter 2017 Performance Highlights:

•
Total revenue of $72.8 million decreased 41 percent from 2016, which benefited from substantial incentive fees generated from asset sales within maturing funds. Advisory fees, while historically strong, were flat as compared with the prior year.

•
Equity earnings were $13.7 million, as compared with $8.9 million in 2016, driven by net valuation increases related to investments in Europe and Asia. In the prior-year period, equity earnings were more notably impacted by gains recognized on dispositions of legacy investments.

•	Operating expenses were $64.6 million, down 24 percent from $88.0 million last year, reflecting lower variable compensation expense associated with the noted decrease in incentive fees.

•
Operating income was $8.2 million, a decrease from $38.9 million in the prior year. Adjusted EBITDA was $22.6 million, compared with $47.4 million last year. Adjusted EBITDA margin was 31.1 percent in USD (30.8 percent in local currency), compared with 37.3 percent in the prior-year period. The decreases in Adjusted EBITDA and Adjusted EBITDA margin reflects the decrease in incentive fees partially offset by decreased variable compensation.

•
Assets under management were $57.6 billion as of June 30, 2017, down one percent in USD (two percent in local currency) from $58.0 billion as of March 31, 2017. The net decrease in assets under management during the second quarter resulted from $4.0 billion of dispositions and withdrawals that were partially offset by $2.2 billion of acquisitions, $0.8 billion of net valuation increases and $0.6 billion of foreign currency increases.

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JLL Reports Strong Second-Quarter 2017 - Page 12

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. A Fortune 500 company, JLL helps real estate owners, occupiers and investors achieve their business ambitions. In 2016, JLL had revenue of $6.8 billion and fee revenue of $5.8 billion and, on behalf of clients, managed 4.4 billion square feet, or 409 million square meters, and completed sales acquisitions and finance transactions of approximately $145 billion. At the end of the second quarter of 2017, JLL had nearly 300 corporate offices, operations in over 80 countries and a global workforce of nearly 80,000. As of June 30, 2017, LaSalle Investment Management had $57.6 billion of real estate under asset management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
We are offering a live webcast for shareholders, analysts, and investment professionals on Wednesday, August 2, 2017, at 9:00 a.m. Eastern. Please use the following webcast link:
Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

https://engage.vevent.com/rt/joneslanglasalleincorporated~080217	■ United States callers: ■ International callers: ■ Passcode:	+1 844 231 9804 +1 402 858 7998 53929354

Supplemental Information	Audio Replay
Supplemental information regarding the second quarter 2017 earnings call has been posted to the Investor Relations section of the company's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on the company’s website: ir.jll.com.
If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, and plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, achievements, and plans and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to our business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and in other reports filed with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, we expressly disclaim any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in our expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

(in millions, except share and per share data)	2017	2016	2017	2016

Revenue	$1,834.7	$1,603.6	$3,449.9	$2,940.4

Operating expenses:
Compensation and benefits	1,049.0	928.0	2,014.3	1,738.4
Operating, administrative and other	634.8	520.0	1,218.6	978.2
Depreciation and amortization	41.2	31.4	80.5	62.6
Restructuring and acquisition charges[5]	5.4	10.3	9.9	17.9
Total operating expenses	1,730.4	1,489.7	3,323.3	2,797.1

Operating income	104.3	113.9	126.6	143.3

Interest expense, net of interest income	14.6	10.9	27.6	19.8
Equity earnings from real estate ventures	14.5	9.2	20.1	22.2
Other income	—	13.3	—	13.3

Income before income taxes and noncontrolling interest	104.2	125.5	119.1	159.0
Provision for income taxes	25.5	31.1	29.1	39.4
Net income	78.7	94.4	90.0	119.6

Net income (loss) attributable to noncontrolling interest	0.3	15.4	0.8	14.9
Net income attributable to the company	$78.4	$79.0	$89.2	$104.7

Dividends on unvested common stock, net of tax benefit	0.2	0.2	0.2	0.2
Net income attributable to common shareholders	$78.2	$78.8	$89.0	$104.5

Basic earnings per common share	$1.73	$1.75	$1.97	$2.32
Basic weighted average shares outstanding (in 000's)	45,288	45,121	45,273	45,108

Diluted earnings per common share	$1.71	$1.73	$1.95	$2.30
Diluted weighted average shares outstanding (in 000's)	45,782	45,574	45,728	45,498

EBITDA attributable to common shareholders[1]	$159.5	$152.2	$226.2	$226.3

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

(in millions)	2017	2016	2017	2016
REAL ESTATE SERVICES

AMERICAS
Revenue	$791.8	$672.9	$1,514.6	$1,276.4
Gross contract costs[1]	(43.9)	(43.4)	(91.0)	(92.2)
Net non-cash MSR and mortgage banking derivative activity[1]	(6.7)	(2.7)	(4.0)	0.6
Total fee revenue	741.2	626.8	1,419.6	1,184.8

Operating expenses:
Compensation, operating and administrative expenses	693.1	604.1	1,354.9	1,156.4
Depreciation and amortization	23.7	18.2	47.2	37.0
Total segment operating expenses	716.8	622.3	1,402.1	1,193.4
Gross contract costs[1]	(43.9)	(43.4)	(91.0)	(92.2)
Total fee-based segment operating expenses	672.9	578.9	1,311.1	1,101.2

Segment operating income	$75.0	$50.6	$112.5	$83.0
Equity earnings	0.2	0.4	0.4	0.7
Total segment income	$75.2	$51.0	$112.9	$83.7

Adjusted operating income	$71.6	$50.2	$115.3	$87.9

Adjusted EBITDA	$91.8	$66.2	$155.4	$120.8

EMEA
Revenue	$592.4	$481.3	$1,091.9	$850.7
Gross contract costs[1]	(153.3)	(148.2)	(293.1)	(261.1)
Total fee revenue	439.1	333.1	798.8	589.6

Operating expenses:
Compensation, operating and administrative expenses	572.3	457.5	1,090.9	835.0
Depreciation and amortization	11.1	8.3	21.4	16.0
Total segment operating expenses	583.4	465.8	1,112.3	851.0
Gross contract costs[1]	(153.3)	(148.2)	(293.1)	(261.1)
Total fee-based segment operating expenses	430.1	317.6	819.2	589.9

Segment operating income (loss)	$9.0	$15.5	$(20.4)	$(0.3)
Equity earnings (losses)	—	—	—	(0.1)
Total segment income (loss)	$9.0	$15.5	$(20.4)	$(0.4)

Adjusted operating income (loss)	$13.1	$17.5	$(12.8)	$3.7

Adjusted EBITDA	$20.1	$23.2	$0.9	$15.6

	Three Months Ended June 30,		Six Months Ended June 30,

(in millions)	2017	2016	2017	2016
ASIA PACIFIC
Revenue	$377.7	$322.4	$682.4	$585.8
Gross contract costs[1]	(98.1)	(66.6)	(169.2)	(124.2)
Total fee revenue	279.6	255.8	513.2	461.6

Operating expenses:
Compensation, operating and administrative expenses	354.5	299.1	650.1	559.7
Depreciation and amortization	5.7	4.2	10.5	8.2
Total segment operating expenses	360.2	303.3	660.6	567.9
Gross contract costs[1]	(98.1)	(66.6)	(169.2)	(124.2)
Total fee-based segment operating expenses	262.1	236.7	491.4	443.7

Segment operating income	$17.5	$19.1	$21.8	$17.9
Equity earnings (losses)	0.6	(0.1)	1.4	—
Total segment income	$18.1	$19.0	$23.2	$17.9

Adjusted operating income	$18.1	$19.4	$23.0	$18.6

Adjusted EBITDA	$23.8	$23.2	$33.7	$26.2

LASALLE INVESTMENT MANAGEMENT
Revenue	$72.8	$127.0	$161.0	$227.5

Operating expenses:
Compensation, operating and administrative expenses	63.9	87.4	137.0	165.7
Depreciation and amortization	0.7	0.7	1.4	1.3
Total segment operating expenses	64.6	88.1	138.4	167.0

Segment operating income	$8.2	$38.9	$22.6	$60.5
Equity earnings	13.7	8.9	18.3	21.6
Total segment income	$21.9	$47.8	$40.9	$82.1

Adjusted operating income	$8.3	$38.9	$22.7	$60.5

Adjusted EBITDA	$22.6	$47.4	$42.2	$82.5

SEGMENT RECONCILING ITEMS
Total fee revenue	$1,532.7	$1,342.7	$2,892.6	$2,463.5
Gross contracts costs[1]	295.3	258.2	553.3	477.5
Net non-cash MSR and mortgage banking derivative activity[1]	6.7	2.7	4.0	(0.6)
Total revenue	$1,834.7	$1,603.6	$3,449.9	$2,940.4
Total segment operating expenses before restructuring and acquisition charges	1,725.0	1,479.4	3,313.4	2,779.2
Total segment operating income	$109.7	$124.2	$136.5	$161.2
Restructuring and acquisition charges[5]	5.4	10.3	9.9	17.9
Operating income	$104.3	$113.9	$126.6	$143.3

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(Unaudited)
	June 30,	December 31,
(in millions, except share and per share data)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$250.3	$258.5
Trade receivables, net of allowances	1,718.2	1,870.6
Notes and other receivables	366.4	326.7
Warehouse receivables	798.5	600.8
Prepaid expenses	102.0	81.7
Other	163.9	161.4
Total current assets	3,399.3	3,299.7

Property and equipment, net of accumulated depreciation	512.9	501.0
Goodwill	2,668.9	2,579.3
Identified intangibles, net of accumulated amortization	302.0	295.0
Investments in real estate ventures	364.2	355.4
Long-term receivables	174.2	176.4
Deferred tax assets, net	189.1	180.9
Deferred compensation plans	208.0	173.0
Other	79.3	68.7
Total assets	$7,897.9	$7,629.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$802.0	$846.2
Accrued compensation	740.8	1,064.7
Short-term borrowings	69.5	89.5
Deferred income	158.7	129.8
Deferred business acquisition obligations	29.0	28.6
Short-term earn-out liabilities	27.3	23.8
Warehouse facility	791.0	580.1
Other	233.5	203.6
Total current liabilities	2,851.8	2,966.3

Noncurrent liabilities:
Credit facility, net of debt issuance costs	657.6	905.4
Long-term debt, net of debt issuance costs	669.5	272.7
Deferred tax liabilities, net	24.4	21.5
Deferred compensation	222.5	201.1
Deferred business acquisition obligations	69.6	73.8
Long-term earn-out liabilities	198.3	205.8
Other	166.5	161.3
Total liabilities	$4,860.2	$4,807.9

	June 30,	December 31,
(in millions, except share and per share data)	2017	2016

Redeemable noncontrolling interest	$3.9	$6.8

Company shareholders' equity:
Common stock, $0.01 par value per share,100,000,000 shares authorized; 45,290,277 and 45,213,832 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	0.5	0.5
Additional paid-in capital	1,027.2	1,013.3
Retained earnings	2,404.8	2,333.0
Shares held in trust	(6.2)	(6.0)
Accumulated other comprehensive loss	(421.2)	(551.1)
Total company shareholders' equity	3,005.1	2,789.7

Noncontrolling interest	28.7	25.0
Total equity	3,033.8	2,814.7

Total liabilities and equity	$7,897.9	$7,629.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	June 30,
(in millions)	2017	2016

Cash provided (used) in operating activities	$(14.8)	$(282.8)

Cash provided (used) in investing activities	(84.5)	(199.1)

Cash provided by financing activities	84.2	477.5

Effect of currency exchange rate changes on cash and cash equivalents	6.9	1.5

Net change in cash and cash equivalents	$(8.2)	$(2.9)

Cash and cash equivalents, beginning of period	258.5	216.6

Cash and cash equivalents, end of period	$250.3	$213.7

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:

(i)	Fee revenue and Fee-based operating expenses,

(ii)	Adjusted operating income,

(iii)	Adjusted EBITDA and Adjusted EBITDA margin,

(iv)	Adjusted net income and Adjusted diluted earnings per share, and

(v)	Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investment, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs
Consistent with GAAP, certain vendor and subcontractor costs (“gross contract costs”) which are managed by the company on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in Revenue and Operating expenses. The company generally earns little to no margin on the reimbursement of gross contract costs, obtaining reimbursement only for costs incurred. Excluding gross contract costs from both Revenue and Operating expenses more accurately reflects how the company manages its expense base and its operating margins.
Net Non-Cash MSR and Mortgage Banking Derivative Activity
Net non-cash mortgage servicing rights ("MSR") and mortgage banking derivative activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets & Hotels business line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges
Restructuring and acquisition charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. As noted within Note 5, Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation from operating income to adjusted operating income and Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles
Amortization of acquisition-related intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and trade name, is more notable following the company's increase in acquisition activity over the past few years. At the segment reporting level, this is the only reconciling difference between operating income and adjusted operating income, except for the Americas segment, where Net non-cash MSR and mortgage banking derivative activity is also excluded.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue, (ii) Operating expenses to Fee-based operating expenses, and (iii) Operating income to Adjusted operating income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2017	2016	2017	2016

Revenue	$1,834.7	$1,603.6	$3,449.9	$2,940.4
Gross contract costs	(295.3)	(258.2)	(553.3)	(477.5)
Net non-cash MSR and mortgage banking derivative activity	(6.7)	(2.7)	(4.0)	0.6
Fee revenue	1,532.7	1,342.7	$2,892.6	$2,463.5

Operating expenses	1,730.4	1,489.7	$3,323.3	$2,797.1
Gross contract costs	(295.3)	(258.2)	(553.3)	(477.5)
Fee-based operating expenses	$1,435.1	$1,231.5	$2,770.0	$2,319.6

Operating income	$104.3	$113.9	$126.6	$143.3
Adjustments:
Restructuring and acquisition charges[5]	5.4	10.3	9.9	17.9
Net non-cash MSR and mortgage banking derivative activity	(6.7)	(2.7)	(4.0)	0.6
Amortization of acquisition-related intangibles	8.0	4.5	15.6	8.9
Adjusted operating income	$111.0	$126.0	$148.1	$170.7
To conform to current presentation, 2016 amounts were recast for fee revenue to reflect the adjustment associated with Net non-cash MSR and mortgage banking derivative activity.

Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA attributable to common shareholders (“EBITDA”) further adjusted for certain items we do not consider directly indicative of our ongoing performance in the context of certain performance measurements. Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA and (ii) the Adjusted EBITDA margin (on a fee-revenue basis):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in millions)	2017	2016	2017	2016

Net income attributable to common shareholders	$78.2	$78.8	$89.0	$104.5
Add:
Interest expense, net of interest income	14.6	10.9	27.6	19.8
Provision for income taxes	25.5	31.1	29.1	39.4
Depreciation and amortization	41.2	31.4	80.5	62.6
EBITDA	$159.5	$152.2	$226.2	$226.3
Adjustments:
Restructuring and acquisition charges[5]	5.4	10.3	9.9	17.9
Net non-cash MSR and mortgage banking derivative activity	(6.7)	(2.7)	(4.0)	0.6
Adjusted EBITDA	$158.2	$159.8	$232.1	$244.8
Net income margin attributable to common shareholders	4.3%	4.9%	2.6%	3.6%
Adjusted EBITDA margin (presented on a local currency basis)	10.0%	11.9%	7.7%	9.9%
Below is the reconciliation of Net income attributable to common shareholders to adjusted net income as well as the components of adjusted diluted earnings per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except share and per share data)	2017	2016	2017	2016

Net income attributable to common shareholders	$78.2	$78.8	$89.0	$104.5
Diluted shares (in thousands)	45,782	45,574	45,728	45,498
Diluted earnings per share	$1.71	$1.73	$1.95	$2.30

Net income attributable to common shareholders	$78.2	$78.8	$89.0	$104.5
Adjustments:
Restructuring and acquisition charges[5]	5.4	10.3	9.9	17.9
Net non-cash MSR and mortgage banking derivative activity	(6.7)	(2.7)	(4.0)	0.6
Amortization of acquisition-related intangibles	8.0	4.5	15.6	8.9
Tax impact of adjusted items(a)	(1.6)	(3.0)	(6.6)	(6.8)
Adjusted net income	$83.3	$87.9	$103.9	$125.1

Diluted shares (in thousands)	45,782	45,574	45,728	45,498
Adjusted diluted earnings per share	$1.82	$1.93	$2.27	$2.75
(a) In the second quarter of 2017, as well as the first and second quarters of 2016, we used the consolidated effective tax rate to calculate the tax impact of adjusted items after this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the first quarter of 2017 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing our operating results, we report Adjusted EBITDA margins and refer to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of our foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. We believe this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations. The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income, and (iv) Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2017	% Change	2017	% Change
Revenue:
At current period exchange rates	$1,834.7	14%	$3,449.9	17%
Impact of change in exchange rates	48.0	n/a	101.1	n/a
At comparative period exchange rates	$1,882.7	17%	$3,551.0	21%

Fee Revenue:
At current period exchange rates	$1,532.7	14%	$2,892.6	17%
Impact of change in exchange rates	38.0	n/a	77.1	n/a
At comparative period exchange rates	$1,570.7	17%	$2,969.7	21%

Operating Income:
At current period exchange rates	$104.3	(8)%	$126.6	(12)%
Impact of change in exchange rates	(2.2)	n/a	(7.0)	n/a
At comparative period exchange rates	$102.1	(10)%	$119.6	(17)%

Adjusted EBITDA:
At current period exchange rates	$158.2	(1)%	$232.1	(5)%
Impact of change in exchange rates	(1.1)	n/a	(4.4)	n/a
At comparative period exchange rates	$157.1	(2)%	$227.7	(7)%
The unfavorable impact of exchange rate fluctuations on Operating Income and Adjusted EBITDA is primarily driven by EMEA regional British pound-denominated operating expenses.

2.
During the first quarter of 2017, the company revised its methodology for allocating overhead expenses and certain costs associated with the facilities management platform in EMEA to its reporting segments. Prior year amounts have been reclassified to conform to the current presentation. These changes had no impact on consolidated results.

3.
The company considers Annuity Revenue to be (i) Property & Facility Management, (ii) Project & Development Services, (iii) 50% of Leasing, and (iv) Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees.

4.
Each geographic region offers the company’s full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

5.
Restructuring and acquisition charges are excluded from our measure of segment operating results, although they are included for consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.

Restructuring and acquisition charges were $5.4 million and $10.3 million for the second quarter of 2017 and 2016, respectively. Charges in 2017 included (a) $2.9 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to our local, regional, and/or global business operations and (b) $1.8 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, a result of our recent elevated acquisition activity and (c) $0.7 million of net non-cash fair value adjustments to amounts relating to net increases to earn-out liabilities that arose from prior period acquisition activity. Comparatively, charges in 2016 included (a) $7.9 million of severance and other employment-related charges, (b) $4.7 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, partially offset by a $2.3 million gain on a foreign currency derivative relating to an acquisition payment.

6.
The consolidated statements of cash flows are presented in summarized form. For complete condensed consolidated statements of cash flows, please refer to the company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017, to be filed with the Securities and Exchange Commission in the near future.

7.
EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands and Luxembourg.

8.
As of June 30, 2017, LaSalle had $57.6 billion of real estate assets under management with approximately $7.0 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $30.9 billion invested in separate accounts, $14.0 billion invested in fund management vehicles and $12.7 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $16.8 billion in North America, $15.6 billion in the UK, $7.5 billion in Asia Pacific and $5.0 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag.

LaSalle raised $1.2 billion in capital for the three months ended June 30, 2017; dispositions and withdrawals for the same period were $1.1 billion.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316